Exhibit 31.1

Rule 13a-14(a)/15d-14(a) Certification of the Chief Executive Officer

I, William J. Flynn, certify that:

1.	I have reviewed this Form 10-Q/A of Atlas Air Worldwide Holdings, Inc.; and

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Dated: August 11, 2016	/s/ William J. Flynn
William J. Flynn
President and Chief Executive Officer